COMCAST CORPORATION
2003 STOCK OPTION PLAN
(As Amended and Restated Effective December 18, 2018)
1.Background and Purpose
(a)Background. COMCAST CORPORATION, a Pennsylvania corporation hereby amends and restates the Comcast Corporation 2003 Stock Option Plan, (the “Plan”), effective December 18, 2018.
(b)Purpose. The purpose of the Plan is to assist the Sponsor and its Affiliates in retaining valued employees, officers and directors by offering them a greater stake in the Sponsor’s success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Sponsor and would contribute to its success.
(c)References to Written Forms, Elections and Notices. Any action under the Plan that requires a written form, election, notice or other action shall be treated as completed if taken via electronic or other means, to the extent authorized by the Committee.
2.DEFINITIONS
(a)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)“AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Sponsor.
(c)“Board” means the Board of Directors of the Sponsor.
(d)“Cash Right” means any right to receive cash in lieu of Shares granted under the Plan and described in Paragraph 3(a)(iii).
(e)“Cause” means (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) self-dealing; (vi) dishonesty; (vii) misrepresentation; (viii) conviction of a crime of a felony; (ix) material violation of any Company policy; (x) material violation of the Sponsor’s Code of Conduct or, (xi) in the case of an employee of a Company who is a party to an employment agreement with a Company, material breach of such agreement; provided that as to items (ix), (x) and (xi), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.
(f)“Change in Control” means the occurrence of any one or more of the following events:

(i)
following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act) (each, a “Person”), other than an employee benefit plan or trust maintained by the Sponsor, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Sponsor representing 30% or more of the combined voting power of the Sponsor’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Sponsor in office immediately preceding the date on which such

Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance);

(ii)
at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;

(iii)
the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving the Sponsor or any of its subsidiaries with any other corporation or entity, which would result in combined voting power of the Sponsor’s securities entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Sponsor or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Sponsor, in one transaction or a series of related transactions; or

(iv)	the approval by the shareholders of the Sponsor of a liquidation or dissolution of the Sponsor.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Comcast Plan” means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Sponsor or an Affiliate of the Sponsor, including, but not limited to this Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002 Restricted Stock Plan, the Comcast Corporation 1987 Stock Option Plan and the AT&T Broadband Corp. Adjustment Plan.
(i)“Committee” means the committee described in Paragraph 5, provided that for purposes of Paragraph 7:

(i)	all references to the Committee shall be treated as references to the Board with respect to any Option granted to or held by a Non-Employee Director; and

(ii)	all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Option granted within the scope of the delegate’s authority pursuant to Paragraph 5(b).
(j)“Common Stock” means the Sponsor’s Class A Common Stock, par value, $0.01.
(k)“Company” means the Sponsor and the Subsidiary Companies.
(l)“Date of Grant” means the date as of which an Option is granted.
(m)“Director Emeritus” means an individual designated by the Board, in its sole discretion, as Director Emeritus, pursuant to the Board’s Director Emeritus Policy.
(n)“Disability” means:

(i)	For any Incentive Stock Option, a disability within the meaning of section 22(e)(3) of the Code.

(ii)	For any Non-Qualified Option:

(A)	An Optionee’s substantially inability to perform the Optionee’s employment duties due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other health-related cause for a period of twelve (12) consecutive months or for a cumulative period of fifty-two (52) weeks in any two calendar year period; or

(B)	If different from the definition in Paragraph 2(n)(ii)(A) above, “Disability” as it may be defined in such Optionee’s employment agreement between the Optionee and the Sponsor or an Affiliate, if any.
(o)“Fair Market Value.”

(i)
In General. If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Board or the Committee in good faith.

(ii)
Option Exercise and Tax Withholding. For purposes of Paragraph 7(d) and Paragraph 15 (except to the extent that the Optionee pays the full option price and all applicable withholding taxes in cash, by certified check or surrender or attestation to ownership of Shares, as described in Paragraph 7(d)(i), (ii) and (iii), respectively) the fair market value of Shares applied to pay the option price and the fair market value of Shares withheld to pay applicable tax liabilities shall be determined based on the available price of Shares at the time the option exercise transaction is executed.

(p)“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(q)“Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.
(r)“Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was, but at the time of reference is not, an employee of a Company.
(s)“Non-Qualified Option” means:

(i)	an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

(ii)
an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

(t)“Officer” means an officer of the Sponsor (as defined in section 16 of the 1934 Act).

(u)“Option” means any stock option granted under the Plan and described in Paragraph 3(a)(i) or Paragraph 3(a)(ii).
(v)“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or terminated.
(w)“Other Available Shares” means, as of any date, the sum of:

(i)
the total number of Shares owned by an Optionee or such Optionee’s Family Member that were not acquired by such Optionee or such Optionee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Sponsor or an Affiliate; plus

(ii)	the excess, if any of:

(A)	the total number of Shares owned by an Optionee or such Optionee’s Family Member other than the Shares described in Paragraph 2(w)(i); over

(B)	the sum of:
(1)the number of such Shares owned by such Optionee or such Optionee’s Family Member for less than six months; plus
(2)the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 15(b) or any similar withholding certification under any other Comcast Plan; plus
(3)the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate of the Sponsor, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus
(4)the number of such Shares owned by such Optionee or such Optionee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Sponsor in connection with the crediting of “Deferred Stock Units” to such Optionee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).
For purposes of this Paragraph 2(w), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by an Optionee or such Optionee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that have converted into Common Stock.
(x)[RESERVED]
(y)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(z)“Plan” means the Comcast Corporation 2003 Stock Option Plan.
(aa)“Share” or “Shares.”

(i)	Except as provided in this Paragraph 2(aa), a share or shares of Common Stock.

(ii)	The term “Share” or “Shares” also means such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 10, or for purposes of Paragraph 2(w) and Paragraph 15, as may have been the subject of a similar adjustment under similar provisions of a Comcast Plan as now in effect or as may have been in effect before the AT&T Broadband Transaction.
(ab)[RESERVED]
(ac)“Sponsor” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(ad)“Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Sponsor within the meaning of section 424(f) of the Code.
(ae)“Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.
(af)“Terminating Event” means a Change in Control.
(ag)“Third Party” means any Person other than a Company, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Sponsor or an Affiliate of the Sponsor.
(ah)“1933 Act” means the Securities Act of 1933, as amended.
(ai)“1934 Act” means the Securities Exchange Act of 1934, as amended.
3.RIGHTS TO BE GRANTED
(a)Types of Options and Other Rights Available for Grant. Rights that may be granted under the Plan are:

(i)
Incentive Stock Options, which give an Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant.

(ii)	Non‑Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant; and

(iii)
Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, not to exceed the excess, if any, of the Fair Market Value of a Share on the date of exercise of a Cash Right over the Fair Market Value of Share on the date of grant of a Cash Right, in lieu of exercising a Non-Qualified Option.

(b)Limit on Grant of Options. The maximum number of Shares for which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 30,000,000 Shares.
(c)Limit on Term of Options. In no event shall (i) an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder and (ii) any other Option be exercisable after ten years from the Date of Grant.
4.Shares Subject to Plan
(a)Shares Available For Grant. Subject to adjustment as provided in Paragraph 10, not more than 688 million Shares in the aggregate may be issued pursuant to the Plan upon exercise of

Options. Shares delivered pursuant to the exercise of an Option may, at the Sponsor’s option, be either treasury Shares or Shares originally issued for such purpose.
(b)Shares Returned to the Reserve. For avoidance of doubt, if an Option covering Shares is forfeited, terminates or expires without having been exercised in full, the Shares underlying such forfeited, terminated or expired Option shall return to the pool of Shares available for issuance under the Plan.
(c)Share Recycling Prohibitions. If (i) the Sponsor withholds Shares to satisfy an Optionee’s tax liabilities as provided in Paragraph 15(b) and Paragraph 15(c) or (ii) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(d)(iv), other Options may not be granted covering the Shares so withheld to satisfy the Optionee’s tax liabilities or covering the Shares that were subject to such Option but not delivered because of the application of such cashless exercise provisions, as applicable. In addition, for the avoidance of doubt, Options may not be granted covering Shares repurchased by the Sponsor on the open market with proceeds, if any, received by the Sponsor on account of the payment of the option price for an Option by Optionees.
5.Administration of Plan
(a)Committee. The Plan shall be administered by the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board.
(b)     Delegation of Authority. The Committee may delegate its authority with respect to the grant, amendment, interpretation and administration of Options to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 5(b) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(ii)
in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(iii)	the delegate shall notify the Committee that he or she declines to continue to exercise such authority.
(c)Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
(d)Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
(e)Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor’s By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.
6.ELIGIBILITY
(a)Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant other than Officers. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Board, subject to Paragraph 7.
(b)An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Optionee is not an employee of a Company on the Date of Grant.
7.OPTION DOCUMENTS AND TERMS - IN GENERAL
All Options granted to Optionees shall be evidenced by option documents. The terms of each such option document for any Optionee who is an employee of a Company shall be determined from time to time by the Committee, and the terms of each such option document for any Optionee who is a Non-Employee Director shall be determined from time to time by the Board, consistent, however, with the following:
(a)Time of Grant. All Options shall be granted on or before
(b)May 19, 2026.
(c)Option Price. Except as otherwise provided in Section 13(b), the option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.
(d)Restrictions on Transferability. No Option granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of a Non-Qualified Option or by amendment of an option document for an Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Optionee; and provided further that any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

(e)Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Option document:

(i)	In cash;

(ii)	By certified check payable to the order of the Sponsor;

(iii)
By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee (or record the equivalent thereof on a book entry recordkeeping system maintained by the Sponsor) representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option Shares subject to payment by the surrender of Shares, accompanied by any necessary stock powers duly endorsed in blank by the record holder of such Shares; and if payment is made in whole or in part by attestation of ownership, the Optionee shall attest to ownership of Shares representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option Shares subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv)
Via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a Fair Market Value at the time of exercise, equal to the excess, if any, of (A) the Fair Market Value of such Shares at the time of exercise of the Option over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Optionee from its regular payroll or the Optionee shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company (as provided in Paragraph 7(e)).

(f)Recording of Shares Upon Exercise of Options; Payment of Cash. For purposes of the Plan, the Sponsor may satisfy its obligation to deliver Shares following the exercise of Options by arranging for the recording of Optionee’s ownership of Shares issuable on the exercise of Options on a book entry recordkeeping system maintained by the Sponsor. Only whole Shares shall be issuable upon exercise of Options. No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash. Following the exercise of an Option and the satisfaction of the conditions of Paragraph 9, the Sponsor shall deliver to the Optionee the number of whole Shares issuable on the exercise of an Option and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled.
(g)Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee’s termination of employment shall be deemed to occur on the date an Optionee ceases to have a regular obligation to perform services for a Company, without regard to whether (i) the Optionee continues on the Company’s payroll for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether an Optionee ceases to have a regular obligation to perform services for a Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if an Optionee is a party to an employment agreement or severance agreement with a Company which establishes the effective date of such Optionee’s termination of employment for purposes of this Paragraph 7(f), that date shall apply. An Optionee who is a Non-Employee Director shall be treated as having terminated employment on the Optionee’s termination of service as a Non-Employee Director, provided that if such an Optionee is designated as a Director Emeritus upon termination of service as a Non-Employee Director, such Optionee shall not be treated as having terminated employment until the Optionee’s termination of service as a Director Emeritus.
(h)Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, or as described in Paragraph 7(h)(ii), provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee’s termination of employment for any reason; provided further, that:

(i)
In the event that an Optionee’s employment with the Company terminates for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee’s employment with the Company terminates (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(ii)
In the event that an Optionee’s employment with the Company terminates by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(iii)
In the event that an Optionee’s employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered such Shares, upon refund by the Sponsor of the option price.

(i)Date of Exercise.

(i)
In General. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall be binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made. Each notice of exercise shall also comply with the requirements of Paragraph 15.

(ii)
Automatic Exercise. The provisions of this Paragraph 7(h)(ii) shall apply to any Option that is unexercised, in whole or in part, on or after October 28, 2013. Immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable option document, such Option shall be deemed automatically exercised, if such Option satisfies the following conditions:

(A)	Such Option is covered by a then current registration statement or a Notification under Regulation A under the 1933 Act.

(B)
The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01.

An Option subject to this Paragraph 7(h)(ii) shall be exercised via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the last reported sale price of such Shares on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (1) the aggregate option price for such Shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

(j)Cash Rights. The Committee may, in its sole discretion, provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

(i)	Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

(ii)	Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

(iii)	Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

(iv)	Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

(v)	Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

(vi)	Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.
8.Limitation on Exercise of Incentive Stock Options
The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 8 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.
9.Rights as Shareholders
An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 15.
10.Changes in Capitalization
In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term “Shares” in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 10. The Committee’s adjustment shall be effective and binding for all purposes of this Plan.
11.Terminating Events
(a)The Sponsor shall give Optionees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option is then exercisable; provided that, the Sponsor may, by similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee’s receipt of the notice of a Terminating Event under this Paragraph 11(a), the entire number of Shares covered by Options shall become immediately exercisable.
(b)Notwithstanding Paragraph 11(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.
12.Interpretation
The Committee shall have the power to interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be final, conclusive and binding on all Persons, including Optionees and their beneficiaries. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.
13.Amendments
(a)In General. The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Sponsor’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders’ meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934 Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 10 hereof.
(b)Repricing of Options and Cash Rights. Notwithstanding any provision in the Plan to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Sponsor’s shareholders, reduce the option or exercise price of any issued and outstanding Option or Cash Right granted under the Plan, including through cancellation and regrant or any other method (including the repurchase of an Option or Cash Right that is “out of the money” in exchange for an Option, Cash Right, cash and/or other property), at any time during the term of such option or Cash Right (other than by adjustment pursuant to Paragraph 10 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Sponsor’s shareholders.
14.Securities Law
(a)In General. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.
(b)Acknowledgment of Securities Law Restrictions on Exercise. To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Committee that:

(i)
the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the Act);

(ii)
the Optionee has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

(iii)	the book entry recordkeeping system maintained by the Sponsor evidencing the Shares may bear a restrictive legend; and

(iv)	the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.
(c)Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.
15.Withholding of Taxes on Exercise of Option
(a)Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor’s obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient’s compliance, to the Sponsor’s satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.
(b)Except as otherwise provided in this Paragraph 15(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor’s withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, except with respect to Options subject to the automatic exercise provisions described in Paragraph 7(h)(ii), the Committee may permit an Optionee to elect one or more of the following:

(i)
To the extent permitted by law, to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Sponsor for the then-current exercise on account of withheld taxes in excess of such minimum amount;

(ii)
With respect to Options (other than Incentive Stock Options) exercised on and after January 1, 2017, to have Shares otherwise deliverable to the Optionee after the application of this Paragraph 15(b) redeemed by the Sponsor for the Fair Market Value of such Shares on the date of the exercise of the applicable Option, and have the cash proceeds of such redemption remitted by the Sponsor to the Optionee to facilitate one or more estimated tax payments to the Internal Revenue Service or other taxing authority for the taxable year in which the Optionee exercises the Option, provided that the Optionee certifies in writing to the Sponsor at the time of such election that the Optionee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of such Shares to be redeemed by the Sponsor; and

(iii)	To pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option.
In all cases, the Shares so withheld or redeemed by the Sponsor, as applicable, shall have a Fair Market Value that does not exceed the amount of taxes to be withheld or remitted via estimated tax payments minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 15(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(b) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld or redeemed, as applicable, pursuant to this Paragraph 15(b) shall not continue to be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(b) as it deems appropriate.
(c)Except as otherwise provided in this Paragraph 15(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan (other than an Incentive Stock Option that is subject to the automatic exercise provisions described in Paragraph 7(h)(ii)), shall be satisfied by the Optionee’s payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any tax liabilities incurred in connection with the automatic exercise of an Incentive Stock Option that is subject to the automatic exercise provisions described in Paragraph 7(h)(ii) shall be satisfied by the Sponsor’s withholding of a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 15(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(c) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(c) shall not continue to be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(c) as it deems appropriate.
16.Effective Date and Term of Plan
This amendment and restatement of the Plan shall be effective December 18, 2018, except as otherwise specifically provided herein. The Plan shall expire on May 19, 2026, unless sooner terminated by the Board.

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17.General
Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor’s state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.
Executed on the 18th day of December, 2018.
COMCAST CORPORATION
BY:     /s/ David L. Cohen

ATTEST:     /s/ Arthur R. Block